Exhibit 99.1

CONTACT:	Investor Relations	Corporate Communications
	404-715-2170	404-715-2554
	InvestorRelations@delta.com	Media@delta.com

Delta spotlights strengthened competitive advantages and brand momentum

Airline announces three-year financial targets and outlook, details customer-centric approach at Capital Markets Day as it presents strategic priorities to lead through and beyond the recovery

NEW YORK, Dec. 16, 2021 – Delta Air Lines (NYSE: DAL) today presents its plan for leading the air travel industry through the next phase of the recovery, powered by an intense focus on customers, the strength of its trusted consumer brand and its values-based, people-centric culture of service.

The airline is presenting its strategic priorities at its Capital Markets Day for the investor community, hosted at the New York Stock Exchange in New York City.

“It’s clear that the pandemic stress-tested the people of Delta in unprecedented ways, and our competitive advantages not only endured but were strengthened throughout the crisis,” said Ed Bastian, Delta’s CEO. “Delta is outperforming the industry, and our path forward to leading the next phase of the recovery is taking shape thanks to the incredible work of our 75,000 people worldwide.”

During the event, senior leadership will discuss how Delta is expanding its platform to create value over the long term. Highlights from the day will include:

•	Competitive Advantages: Delta’s actions during the pandemic further strengthened its competitive advantages and enhanced its position as a trusted consumer brand
•	Industry Leadership: Delta is leading the industry operationally and financially by demonstrating agility, operational excellence and discipline
•	Brand Preference: Delta continues to elevate the customer experience through its best-in-class service and by investing across the travel ribbon, enhancing brand preference and loyalty
•	Earnings Power: Delta expects to deliver meaningful profitability in 2022 on its path to improved earnings power beyond pre-pandemic levels by 2024
•	Financial Foundation: Delta’s top financial priority is restoring its financial foundation, with a focus on efficiency and cash generation to achieve investment grade metrics by 2024

1

“As our profitability improves, we are focused on reducing debt and strategically investing to build on our leadership position,” said Delta CFO Dan Janki. “We have a compelling strategy that we believe will allow us to exceed 2019 financial performance, deliver industry-leading margins and generate significant cash to de-lever the balance sheet over the next three years.”

Delta’s financial targets will be discussed in greater detail at the event, and include the following:

Financial Targets:

	2022	2023	2024
ASMs (vs. 2019)	~90%	~100%	100%+
Total Adjusted Revenue (ex-Refinery)	-	-	> $50B
NF CASM (vs. 2019)	Up 7% to 10%	Up Low to Mid-Single Digits	Up Low Single Digits
Fuel ($ / gallon)	$2.20 - $2.30	$2.20 - $2.30	$2.20 - $2.30
EPS	-	-	> $7.00
Gross Capital Expenditures	~$6B	~$5B to $5.5B	~$4.5B to $5B
Free Cash Flow	-	-	> $4B
Adjusted Net Debt	-	-	~$15B

Additional Metrics and Assumptions:

•	2024 operating margin in mid-teens
•	2024 operating cash flow > $9B
•	2024 adjusted debt / EBITDAR between 2.0x and 3.0x
•	2024 ending liquidity between $5B and $6B
•	2024 ROIC in the mid-teens

“As we look ahead, our priorities are strengthening our trusted consumer brand, restoring our financial performance and building a better future for our people and planet,” Bastian said. “Our ambition is to transcend the industry and create significant long-term value for our people and our owners. As reconnecting the world becomes more important than ever, we are accelerating our path to reshape and redefine air travel.”

Delta also issued an investor update, raising December quarter financial guidance. The airline now expects to generate an adjusted pre-tax profit of ~$200 million in the December quarter.

Capital Markets Day will begin at 8:15 a.m. Eastern Standard Time and includes presentations from Bastian and Janki as well as Delta President Glen Hauenstein and President-International Alain Bellemare. It also will feature a Q&A with Bastian and Stephen J. Squeri, Chairman and CEO of American Express, in which they will discuss the growing value of the partnership between the two companies in the recovery and beyond.

Attendance in person is by invitation only. Presentation slides and a live webcast will be available on Delta’s Investor Relations website at https://ir.delta.com. A replay of the event will be available shortly after the event.

About Delta

Delta Air Lines is the U.S. global airline leader in safety, innovation, reliability and customer experience. Powered by our employees around the world, Delta has for a decade led the airline industry in operational excellence while maintaining our reputation for award-winning customer service.

Today, and always, nothing is more important than the health and safety of our customers and employees. Since the onset of the COVID-19 pandemic, Delta has moved quickly to transform the industry standard of clean to ensure a safe and comfortable travel experience for our customers and employees.

With our mission of connecting the people and cultures of the globe, Delta strives to foster understanding across a diverse world and serve as a force for social good.

2

Forward Looking Statements

Statements made in this press release that are not historical facts, including statements regarding our financial targets, should be considered “forward-looking statements” under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees or promised outcomes and should not be construed as such. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections, goals, aspirations, commitments and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the material adverse effect that the COVID-19 pandemic is having on our business; the impact of incurring significant debt in response to the pandemic; failure to comply with the financial and other covenants in our financing agreements; the possible effects of accidents involving our aircraft or aircraft of our airline partners; breaches or lapses in the security of technology systems on which we rely; disruptions in our information technology infrastructure; our dependence on technology in our operations; our commercial relationships with airlines in other parts of the world and the investments we have in certain of those airlines; the effects of a significant disruption in the operations or performance of third parties on which we rely; failure to realize the full value of intangible or long-lived assets; labor issues; the effects of weather, natural disasters and seasonality on our business; the cost of aircraft fuel; the availability of aircraft fuel; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; failure to comply with existing and future environmental regulations to which Monroe’s refinery operations are subject, including costs related to compliance with renewable fuel standard regulations; our ability to retain senior management and other key employees, and to maintain our company culture; significant damage to our reputation and brand, including from exposure to significant adverse publicity; the effects of terrorist attacks, geopolitical conflict or security events; competitive conditions in the airline industry; extended interruptions or disruptions in service at major airports at which we operate or significant problems associated with types of aircraft or engines we operate; the effects of extensive government regulation we are subject to; the impact of environmental regulation, including increased regulation to reduce emissions and other risks associated with climate change, on our business; and unfavorable economic or political conditions in the markets in which we operate or volatility in currency exchange rates.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report for the quarterly period ended September 30, 2021. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of the date of this press release, and which we undertake no obligation to update except to the extent required by law.

Non- GAAP Financial Measures

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Delta is not able to reconcile forward looking non-GAAP financial measures without unreasonable effort because the adjusting items will not be known until the end of the period and could be significant.

3